                                Cinergy Two, Inc.

                           INSTRUMENT OF ORGANIZATION

                                November 6, 2000

          The undersigned,  being the sole  incorporator of Cinergy Two, Inc., a
     Delaware  corporation  ("this  corporation"),  hereby certifies pursuant to
     Section 108 of the General Corporation Law of Delaware:

          1. The Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on November 6, 2000.

          2. The  By-Laws  annexed  hereto are adopted as and for the By-Laws of this corporation.

          3. The  following  named  persons are elected as the directors of this corporation,  to hold office until the first annual meeting of stockholders and until their successors shall have been elected and qualify:

                                 James E. Rogers
                                 Larry E. Thomas
                                Charles J. Winger

          IN WITNESS  WHEREOF,  I have signed this  Instrument  of  Organization effective  as of the date  when  these  actions  were so taken  this day of
     November, 2000.

                                __________________________
                                 Cecilia Temple
                                Sole Incorporator